UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2014

STRATEGIC INTERNET INVESTMENTS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903
(Address of principal executive offices)

Registrant’s telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities

On December 26, 2014, Strategic Internet Investments Inc. (hereinafter “SIII”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors named therein (the “Subscribers”).  Under the terms of the Subscription Agreement, SIII has agreed to issue to the Subscribers, in a private placement transaction (the “Private Placement”), an aggregate of 1,500,000 newly issued shares (the “Private Placement Shares”) for an aggregate purchase price of $US 80,000.00 or $0.05 per share.   SIII has received the proceeds in two tranches consisting of $US 50,000.00 on February 2, 2015 and the balance of $US 30,000.00 on February 6, 2015. The Private Placement Shares will be issued forthwith as Rule 144 restricted shares.

Immediately following the closing of the Private Placement, the number of issued and outstanding shares of the Company’s common stock will increase from 36,859,391 to 38,359,391.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Internet Investments, Incorporated
(Registrant)
Date February 6, 2015
	By:	/s/ “Fred Schultz”
Fred Schultz, Director